EXHIBIT 16
                                                                      ----------



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


April 3, 2002

Dear Sir/Madam:

We have read the first four (4) paragraphs of Item 4 included in the Form 8-K dated April 1, 2002, of CAS Medical Systems, Inc., to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,


/s/ Arthur Andersen LLP
-----------------------
Arthur Andersen LLP